Exhibit 21


                              List of Subsidiaries
                              --------------------

                  Across America Real Estate Development Corp.
                  --------------------------------------------



                  Cross Country Properties II, LLC

                  Cross Country Properties III, LLC

                  CCI Southeast, LLC

                  CCI Corona, LLC.

                  AARD-Belle Creek LLC

                  L-S Corona Pointe, LLC

                  Riverdale Carwash Lot 3A, LLC

                  Eagle Palm I, LLC

                  AARD-Charmar-Olive Branch, LLC

                  AARD-Cypress Sound, LLC

                  AARD-Greeley-Lot 3, LLC

                  AARD-TSD-CSK Firestone, LLC